As filed with the Securities and Exchange Commission on July 1, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Abengoa Yield plc
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

England and Wales (State or other jurisdiction of incorporation or organization)	Great West House, GW1, 17th floor Great West Road Brentford, United Kingdom TW8 9DF Tel.: +44 207 098 4384 (Address and telephone number of Registrant’s principal executive offices)	Not Applicable (I.R.S. Employer Identification Number)

Abengoa Solar Holdings USA Inc. 2929 N Central Avenue, Suite 1000 Phoenix, AZ 85012 Tel.: (602) 282-8963 Attn.: Emiliano Garcia Sanz (Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:
Jeffrey C. Cohen, Esq. Linklaters LLP 1345 Avenue of the Americas New York, NY 10105 +1 (212) 903-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary Shares, nominal value $0.10 per share
Senior debt securities
Subordinated debt securities
Warrants
(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

(incorporated in England and Wales)

Ordinary Shares

Senior Debt Securities

Subordinated Debt Securities

Warrants

We may from time to time, in one or more offerings, offer and sell ordinary shares, senior or subordinated debt securities and warrants. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “ABY.” We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares, senior or subordinated debt securities or warrants. We also encourage you to read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information on us and for our financial statements.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 7 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 1, 2015

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About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed on July 1, 2015 with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of the securities described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

The prospectus supplement to be attached to the front of this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering, and any material U.K. tax considerations and any material U.S. federal income tax considerations applicable to the securities being offered.

In this prospectus “Abengoa” refers to Abengoa, S.A., together with its subsidiaries, while “Abengoa Yield,” the “Company,” “we,” “us,” “our” and “our Company” refers to Abengoa Yield plc and, where the context requires, its direct and indirect subsidiaries.

Enforceability of Certain Civil Liabilities

Abengoa Yield is a public limited company organized under the laws of England and Wales. A majority of our directors and officers and certain other persons named in this prospectus reside outside the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and a significant portion of our assets is located outside the United States.

As a result, it may not be possible for U.S. investors to effect service of process within the United States upon these persons or to enforce against them or against us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in the United Kingdom and in other countries in which we operate, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

Where You Can Find More Information

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, file annual reports and other information with the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC and all documents we file pursuant to the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 20-F of Abengoa Yield for the fiscal year ended December 31, 2014, as filed with the SEC on February 23, 2015 (File No. 001-36487) (the “2014 20-F”);
•	Report on Form 6-K of Abengoa Yield filed with the SEC on May 11, 2015 (the “Q1 Form 6-K”), containing the unaudited condensed interim financial report of Abengoa Yield and its consolidated subsidiaries as of and for the three-month periods ended March 31, 2015 and 2014 (File No. 001-36487);
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•	Report on Form 6-K of Abengoa Yield filed with the SEC on July 1, 2015;
•	Reports on Form 6-K of Abengoa Yield filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the 2014 20-F; and
•	the description of our share capital contained in the Registration Statement on Form F-1 of Abengoa Yield filed with the SEC on January 12, 2015 (File No. 333-200848) and any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings that we make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Documents incorporated by reference are available from us without charge by requesting them in writing or by telephone from us at the following address and telephone number:

Abengoa Yield plc
Great West House, GW1, 17th floor
Great West Road
Brentford, United Kingdom TW8 9DF
Tel. No.: +44 207 098 4384

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Cautionary Statements Regarding Forward-Looking Statements

This prospectus and any prospectus supplement and the documents we incorporate by reference include forward-looking statements. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this prospectus, including, without limitation, those regarding our future financial position and results of operations, our strategy, plans, objectives, goals and targets, future developments in the markets in which we operate or are seeking to operate or anticipated regulatory changes in the markets in which we operate or intend to operate. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “is likely to,” “may,” “plan,” “potential,” “predict,” “projected,” “should” or “will” or the negative of such terms or other similar expressions or terminology.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements speak only as of the date of this prospectus and are not guarantees of future performance and are based on numerous assumptions. Our actual results of operations, financial condition and the development of events may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements. Investors should read the section entitled “Risk Factors” and the description of our segments and business sectors in the section entitled “Item 4.B—Business—Overview” of our 2014 20-F for a more complete discussion of the factors that could affect us. Important risks, uncertainties and other factors that could cause these differences include, but are not limited to:

•	Difficult conditions in the global economy and in the global market and uncertainties in emerging markets where we have international operations;
•	Changes in general economic, political, governmental and business conditions globally and in the countries in which we do business;
•	Decreases in government expenditure budgets, reductions in government subsidies or adverse changes in laws affecting our businesses and growth plan;
•	Challenges in achieving growth and making acquisitions due to our dividend policy;
•	Inability to identify and/or consummate future acquisitions, whether the Abengoa ROFO Assets or otherwise, on favorable terms or at all;
•	Legal challenges to regulations, subsidies and incentives that support renewable energy sources;
•	Extensive governmental regulation in a number of different jurisdictions, including stringent environmental regulation;
•	Changes in prices, including increases in the cost of energy, natural gas, oil and other operating costs;
•	Counterparty credit risk and failure of counterparties to our offtake agreements to fulfill their obligations;
•	Inability to replace expiring or terminated offtake agreements with similar agreements;
•	New technology or changes in industry standards;
•	Inability to manage exposure to credit, interest rates, foreign currency exchange rates, supply and commodity price risks;
•	Reliance on third-party contractors and suppliers;
•	Risks associated with acquisitions and investments;
•	Deviations from our investment criteria for future acquisitions and investments;
•	Failure to maintain safe work environments;
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•	Insufficient insurance coverage and increases in insurance cost;
•	Litigation and other legal proceedings;
•	Reputational risk, including damage to the reputation of Abengoa;
•	Revocation or termination of our concession agreements;
•	Inability to adjust regulated tariffs or fixed-rate arrangements as a result of fluctuations in prices of raw materials, exchange rates, labor and subcontractor costs;
•	Variations in market electricity prices;
•	Effects of catastrophes, natural disasters, adverse weather conditions, climate change, unexpected geological or other physical conditions, or criminal or terrorist acts at one or more of our plants;
•	Lack of electric transmission capacity and potential upgrade costs to the electric transmission grid;
•	Disruptions in our operations as a result of our not owning the land on which our assets are located;
•	Failure of our newly-constructed assets or assets under construction to perform as expected;
•	Failure to receive dividends from all project and investments;
•	Variations in meteorological conditions;
•	Disruption of the fuel supplies necessary to generate power at our conventional generation facilities;
•	Loss of senior management and key personnel and our reliance on Abengoa to supply administrative, financial, executive and other support services to us;
•	Changes to our relationship with Abengoa;
•	Failure to meet certain covenants under our financing arrangements;
•	Changes in our tax position and greater than expected tax liability; and
•	Various other factors, including those factors discussed under “Risk Factors”.

We caution that the important factors referenced above may not be all of the factors that are important to investors. Unless required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

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Prospectus Summary

This summary contains a general overview of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under the heading "Risk Factors" in our 2014 20-F and our Q1 Form 6-K, which are incorporated herein by reference.

About Abengoa Yield plc

We were incorporated in England and Wales as a private limited company on December 17, 2013 by Abengoa under the name “Abengoa Yield Limited.” On March 19, 2014, we were re-registered as a public limited company, under the name “Abengoa Yield plc.”

We are a total return company that owns, manages, and acquires renewable energy, conventional power, electric transmission lines and water revenue-generating assets, initially focused on North America (United States and Mexico), South America (Peru, Chile, Brazil and Uruguay) and Europe (Spain). We also have a minority presence in Africa and intend to expand to certain countries in the Middle East, maintaining North America, South America and Europe as our core geographies.

Corporate Information

Our principal executive offices are currently located at Great West House, GW1, 17th floor, Great West Road, Brentford, United Kingdom, TW8 9DF. Our telephone number is +44 207 098 4384. Our website is located at http://www.abengoayield.com, www.abengoayield.es and www.abengoayield.co.uk. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

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Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our 2014 20-F, in any annual report on Form 20-F filed subsequent hereto and in any report on Form 6-K filed subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated using financial information compiled in accordance with IFRS as issued by the IASB.

The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by (a) adding (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (ii) fixed charges; (iii) amortization of capitalized interest; (iv) distributed income of equity investees; and (v) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (b) subtracting (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

Three Months Ended	Year Ended December 31,
March 31, 2015	2014	2013	2012
0.8	0.8(2)	0.6(1)(2)	0.5(1)(2)

__________________

(1)	Abengoa Yield plc was incorporated in December 2013. The historical financial data used to determine our ratio of earnings to fixed charges for the three years ended December 31, 2013 and 2012 have been derived from the audited combined financial statements of our predecessor.
(2)	Earnings were inadequate to cover fixed charges by $14.1 million for the three months ended March 31, 2015, $39.3 million for the year ended December 31, 2014, by $81.1 million for the year ended December 31, 2013 and by $66.2 million for the year ended December 31, 2012.

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Description of Share Capital

The following description of our share capital is a summary of the material terms of our articles of association (the “Articles”) and applicable provisions of law. We have summarized certain portions of the Articles below. The Articles are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles for the provisions that are important to you.

Issued Capital

We were incorporated on December 17, 2013 under the name Abengoa Yield Limited, with an issued, fully paid up, share capital of 100 ordinary shares of €0.10 each. On March 19, 2014, Abengoa Yield Limited re-registered as a public limited company under the name Abengoa Yield plc, with an issued and fully paid-up share capital of 571,000 ordinary shares with a nominal value €0.10 per share. Following this re-registration, on March 20, 2014, Abengoa Yield plc redenominated its entire issued share capital of 571,000 ordinary shares with a nominal value of €0.10 per share into 571,000 ordinary shares with a nominal value of $0.138 per share. The entire issued share capital of Abengoa Yield plc was subsequently consolidated and sub-divided pursuant to Section 618 of the Companies Act 2006, or the Companies Act, to leave the Company with an issued share capital of 787,980 ordinary shares with a nominal value of $0.10 per share. On June 12, 2014, we completed our IPO and listed our shares on the NASDAQ Global Select Market under the symbol “ABY.”

As of the date of this prospectus, we had 100,217,260 shares outstanding.

Shares Not Representing Capital

None.

Shares Held by the Company

We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.

History of Share Capital

The following table presents the history of our share capital as of the end of each of our last three fiscal years:

	December 31,
	2014	2013	2011
Shares	80,000,000	100	N/A

Upon our incorporation (December 17, 2013), we issued 100 shares.

Memorandum and Articles of Association

Objects and Purposes

We were incorporated in England and Wales as a private limited company on December 17, 2013 under the name Abengoa Yield Limited, registered number 8818211. On March 19, 2014, we re-registered as a public limited company, under the name Abengoa Yield plc.

The Companies Act abolishes the need for an objects clause and, as such, our objects are unrestricted.

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Disclosure of Personal Interests of an Office Holder

The Companies Act requires that an office holder disclose to the company any personal interest that he or she may have, and all related material information and documents known to him or her, in connection with any existing or proposed transaction by the company. The disclosure is required to be made promptly and in any event, no later than at the board of directors meeting in which the transaction is first discussed.

Directors

Subject to the provisions of the Articles, the directors may meet for the dispatch of business and adjourn and otherwise regulate its proceedings as they think fit. Unless and until in a general meeting the shareholders of the company determine otherwise, the number of directors of the company shall not be less than 7 nor more than 13 in number.

The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be a number equal to at least half of the directors appointed from time to time. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors. A director is not counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

The directors of the company may in accordance with the Articles, and the provisions of the Companies Act, authorize a matter proposed to the company that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict with the interests of the company. A director is not required, by reason of being a director (save as otherwise agreed by such director), to account to the company for any benefit which the director (or a person connected with the director) derives from any such matter authorized by the director. Any contract, transaction or arrangement relating to such matter shall not be liable to be avoided on the grounds of any such benefit.

Sections 177 and 182 of the Companies Act require any transaction or arrangement with the company in which a director has an interest (proposed or existing) to be declared, and not only those that are extraordinary transactions or arrangements.

A director may not vote at a meeting of the board of directors or of a committee of the board of directors on any resolution in respect of any contract, transaction, or arrangement, or any other proposal in which he has (either alone or together with any person connected with him, as provided in the Companies Act) an interest other than in the circumstances set out below. A director shall not be counted in the quorum at a meeting of the directors in relation to any resolution in which the director is not entitled to vote.

Subject to the provisions of the Companies Act, a director is entitled to vote and be counted in the quorum in respect of any resolution concerning any contract, transaction or arrangement or any other proposal (inter alia):

•	in which he has an interest of which he is not aware or which cannot reasonably be regarded as likely to give rise to a conflict of interest;
•	in which he has an interest only by virtue of interests in the company’s shares, debentures or other securities or otherwise in or through the company;
•	which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of obligations incurred by him or any other person for the benefit of the company or a debt or other obligation of the company for which the director has assumed responsibility under a guarantee or indemnity or by the giving of security;
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•	concerning an offer of securities by the company or any of its subsidiary undertakings in which he is or may be entitled to participate as a holder of securities or as an underwriter or sub-underwriter;
•	concerning any other corporate, provided that he and any connected persons do not own or have a beneficial interest in one percent or more of any class of share capital of such body corporate, or of the voting rights available to the members of such body corporate;
•	relating to an arrangement for the benefit of employees or former employees which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;
•	concerning the purchase or maintenance of insurance for any liability for the benefit of directors;
•	concerning the giving of indemnities in favor of the directors; or
•	concerning the funding of expenditure by any director or directors (i) on defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, (iii) on defending him or them in any regulator investigations, or (iv) incurred doing anything to enable him to avoid incurring such expenditure.

Any director (including the director that has the conflict) may propose that such conflicted director be authorized in relation to any matter which is the subject of such a conflict. The director with the conflict will not count towards the quorum at the meeting at which the conflict is considered and may not vote on any resolution authorizing the conflict. Where the board of directors gives authority in relation to such a conflict, the board of directors may impose such terms on the relevant director as it deems appropriate.

Each of our directors and other officers may be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution or discharge of his or her duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director. We have insurance for our directors regarding negligence, default, breach of trust and breach of duty under the terms allowed under the Companies Act.

Appointment of Directors

The Companies Act requires that a resolution approving provisions to appoint a director for a period of more than two years must not be passed unless a memorandum setting out the proposed contract incorporating the provision is made available to members: in the case of a resolution at a meeting, by being made available for inspection by members of the company both (i) at the company’s registered office for not less than 15 days ending with the date of the meeting, and (ii) at the meeting itself.

Subject to certain minimum thresholds in terms of their shareholdings, each shareholder shall be entitled to appoint a number of directors in proportion to their shareholding. However, no shareholder shall be entitled to appoint more than half of the directors plus one.

Effective from October 1, 2013, quoted companies must obtain a binding vote of shareholders on remuneration policy at least once every three years and an advisory vote on an implementation report on how the remuneration policy was implemented in the relevant financial year.

Ordinary remuneration shall be paid to the independent non-executive directors only and shall be determined by the directors.

Directors’ Borrowing Powers

Subject to the provisions of the Articles and the Companies Act, the directors may exercise all the powers of the company to borrow money, mortgage or charge all or any part or parts of its undertaking, property and uncalled capital, and issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

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Removal of Directors

The company may, by ordinary resolution of which special notice has been given, remove any director and elect another person in place of such director.

Retirement of Directors

Each director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected by the company or such shorter period as the directors may determine. In addition, each director (other than the Chairman and any director holding an executive office) shall also be required to retire at each annual general meeting following the ninth anniversary on the date on which he was elected by the company. A director who retires at any annual general meeting shall be eligible for election or re-election unless the directors resolve otherwise not later than the date of the notice of such annual general meeting.

When a director retires at an annual general meeting in accordance with the Articles, the company may, by ordinary resolution at the meeting, fill the office being vacated by re-electing the retiring director. In the absence of such a resolution, the retiring director shall nevertheless be deemed to have been re-elected, except in the cases identified by the Articles.

Termination of Office

The office of a director of the company shall be terminated if:

(i)	subject to the provisions of the Companies Act, the shareholder who appointed the relevant director of the company elects to terminate the office of such director;
(ii)	the director of the company becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a director or ceases to be a director by virtue of any provision of the Companies Act;
(iii)	the company has received notice of the director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;
(iv)	the director has retired at an annual general meeting in accordance with the Articles;
(v)	the director has a bankruptcy order made against him/her, compounds with his/her creditors generally or applies to the court for an interim order under the UK Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the director in another country;
(vi)	an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the director’s property or affairs;
(vii)	the director is absent from meetings of the directors for three months without permission and the directors have resolved that the director’s office be vacated;
(viii)	notice of termination is served or deemed served on the director and that notice is given by a majority of directors for the time being; or
(ix)	in the case of a director other than the chairman and any director holding an executive office, if the directors resolve to require the director to resign and the director fails to do so within 30 days of notification of such resolution being served or deemed served on the director.

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Share Qualification of Directors

A director shall not be required to hold any shares of the company by way of qualification. A director who is not a member of the company shall nevertheless be entitled to attend and speak at general meetings.

Rights Attached to Our Shares

As of December 17, 2013, the shares have attached to them full voting, dividend and capital distribution (including winding up) rights. However, the shares do not confer any rights of redemption.

Without prejudice to any rights attached to any existing shares, the company may issue shares with such rights or restrictions as determined either by the company by ordinary resolution or, if the company passes a resolution to authorize them, the directors. The company may also issue shares which are, or are liable to be, redeemed at the option of the company or the holder.

Dividend Rights. Our Articles provide that the company may, by ordinary resolution, declare final dividends to be paid to its shareholders in accordance with their respective rights. However, no dividend shall be declared unless it has been recommended by the directors and does not exceed the amount recommended by the directors.

If the directors believe that the profits of the company justify such payment, they may pay fixed dividends on any class of shares where the fixed dividend is payable on fixed dates. They may also pay interim dividends on shares of any class in amounts and on dates and periods as they think fit. Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of dividends on any other class of shares having rights ranking equally with or behind those shares.

Unless the share rights otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

Any unclaimed dividends may be invested or otherwise applied for the benefit of the company until they are claimed. If any dividend is unclaimed for 12 years from the date on which it was declared or became due for payment, the person who was otherwise entitled to it shall cease to be entitled and the company may keep that sum. In addition, the company will not be considered a trustee with respect to the amount of any payment into a separate account by the directors of any unclaimed dividend or other sum payable on or in respect of a share of the company.

The company may cease to send any check or other means of payment by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares, the check, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending checks, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the company to pay future dividends in some other way.

The directors may, if authorized by ordinary resolution, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid.

Voting Rights. Subject to the provisions in the Articles and any special rights or restrictions as to voting attached to any shares or class of shares of the company, at a general meeting, voting on each and every resolution shall be taken by way of a poll.

As such, every member present in person or by proxy has one vote for every share held by him, as per the Articles.

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A proxy shall not be entitled to vote where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the register of the company in respect of the joint holding.

The actions necessary to change the rights of holders of the shares are as follows: the rights of the shareholders would need to be altered by way of a special resolution requiring 75% vote of the shareholders who are present and voting in person or by proxy. In order to change the rights of a separate class of shares, it will require such a vote by shareholders of that class of shares.

Liquidation Rights. In the event of our liquidation, subject to applicable law, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Redemption Provisions. We may, subject to applicable law and to our Articles, issue redeemable preference shares and redeem the same.

Capital Calls. Under our Articles and the Companies Act, the liability of our shareholders is limited to the nominal (par) value of the shares held by them.

Subject to the terms of allotment of the shares of the company, the directors of the company may make a call on our shareholders to pay up any nominal value or share premium outstanding by giving them notices of such call. A shareholder must pay to the company the amount called on his shares but is not required to do so until 14 days have passed since the notice of call was sent. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than seven days from the date of the further notice requiring payment and stating that in the event of non-payment the shares on which the call has been made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors. As part of the initial public offering, the nominal value and share premium of all shares will be fully paid.

Transfer of Shares. Fully-paid shares are issued in registered form and may be transferred pursuant to our Articles, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.

Transfers of uncertificated shares may be effected by means of a relevant system (i.e., NASDAQ Global Select Market) unless the NASDAQ Regulations provide otherwise.

Preemptive Rights. In certain circumstances, our shareholders have preemptive rights under the Companies Act with respect to new issuances of equity securities.

Modification of Rights

Whenever the share capital of the company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while the company is a going concern or during or in contemplation of a winding-up.

The special rights attached to any class of shares will not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by (i) the creation or issue of further shares ranking, as regards participation in the profits or assets of the company, in some or all respects equally with them but in no respect in priority to them, or (ii) the purchase or redemption by the company of any of its own shares.

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Shareholders’ Meetings and Resolutions

An annual general meeting shall be held in each period of six months beginning with the day following the company’s accounting reference date, at such place or places, date and time as may be decided by the directors.

The directors may, whenever they think fit, call a general meeting. The directors are required to call a general meeting once the company has received requests from its members to do so in accordance with the Companies Act.

Notice of general meetings shall include all information required to be included by the Companies Act and shall be given to all members other than those members who are not entitled to receive such notices from the company under the provisions of the Articles. The company may determine that only those persons entered on the Register at the close of business on a day decided by the company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The directors may in their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act).

No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two members present in person or by proxy and representing in total at least one-third in nominal value of the issued shares will be a quorum.

The directors may require attendees to submit to searches or put in place such arrangements or restrictions as they think fit to ensure the safety and security of attendees at a general meeting. Any member, proxy or other person who fails to comply with such arrangements or restrictions may be refused entry to, or removed from, the general meeting.

The directors may decide that a general meeting shall be held at two or more locations to facilitate the organization and administration of such meeting. A member present in person or by proxy at the designated “satellite” meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they had been present at the principal meeting place. The directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

•	ensure that all members and proxies for members wishing to attend the meeting can do so;
•	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;
•	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and
•	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

Limitation on Owning Securities

Our Articles do not restrict in any way the ownership or voting of our shares by non-residents. Furthermore, there is no longer an obligation of a shareholder of a U.K. company which is a non-listed (in the U.K. or EU) company to voluntarily disclose his shareholding unless, required to do so by the company. If the company serves a demand on a person under section 793 to the Companies Act, that person will be required to disclose any interest he has in the shares of the company.

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Change in Control

We can issue additional shares with any rights or restrictions attached to them as long as they are not restricted by any rights attached to existing shares. These rights or restrictions can be decided by the directors so long as there is no conflict with the Articles or any resolution passed by the shareholders. The ability of the directors to issue shares with rights or restrictions that are different than those attached to the currently outstanding shares could have the effect of delaying, deferring or preventing change of control of our company.

We may in the future be subject to the U.K. Takeover Code which is not binding on our company at the present time. Nevertheless, the U.K. Takeover Code could apply to our company under certain circumstances in the future and if that were to occur, if a person: (a) acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or (b) who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, in both cases, the acquirer and, depending on the circumstances its concert parties, would be required (except with the consent of the UK Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Exchange Listing

Our shares are listed on the NASDAQ Global Select Market under the symbol “ABY.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

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Description of Debt Securities

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are convertible or exchangeable into other securities;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	the interest rate(s) or the method for determining the interest rate(s);
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	the person to whom any interest on the debt securities will be payable;
•	the places where payments on the debt securities will be payable;
•	the maturity date;
•	redemption or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;
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•	any applicable subordination provisions for any subordinated debt securities;
•	any restriction or condition on the transferability of the debt securities;
•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the extent to which a secondary market for the securities is expected to develop;
•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;
•	the law that will govern the indenture and debt securities; and
•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

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Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

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Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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Form of Securities

Each debt security and warrant, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt security or warrant represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Abengoa Yield, the trustees or the warrant agents, or any other agent of Abengoa Yield, agent of the trustees or agent of the warrant agents, will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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Plan of Distribution

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

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Expenses of the Registration

The following table sets forth the costs and expenses payable us in connection with the sale of the securities being registered hereby.

Expense		Amount
Securities and Exchange Commission registration fee	$	*
Financial Industry Regulatory Authority filing fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees		**
Transfer agent and registrar fees		**
Miscellaneous fees and expenses		**
Total	$

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not presently known.

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Legal Matters

Linklaters LLP, U.S. and English counsel for us, will pass upon the validity of the ordinary shares, debt securities and warrants as to certain matters of New York and English law.

Experts

The consolidated financial statements incorporated in this prospectus by reference from Abengoa Yield plc’s Annual Report on Form 20-F for the year ended December 31, 2014 have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the basis of preparation of the combined financial statements as of December 31, 2013. These combined financial statements were prepared as a combination of the historical accounts of companies that composed the Abengoa Concessions Businesses (which is the accounting predecessor of Abengoa Yield plc) that include expense allocations for certain corporate functions historically provided by Abengoa, S.A. This expense allocation may not be reflective of the actual expense which would have been incurred had the Abengoa Concessions Businesses operated as a separate entity apart from Abengoa, S.A.). Such consolidated financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of the Dropdown Assets as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 incorporated in this prospectus by reference from Abengoa Yield plc’s Form 6-K as filed on July 1, 2015, have been audited by Deloitte, S.L., independent auditors, as stated in their report which is incorporated herein by reference. Such combined financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The registrant’s articles of association provide that, subject to the U.K. Companies Act 2006, every person who is or was at any time a director or other officer (excluding an auditor) of the registrant may be indemnified out of the assets of the registrant against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

The registrant maintains insurance for its directors regarding negligence, fault, breach of trust and breach of duty under the terms allowed by the U.K. Companies Act 2006.

The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement on Form F-3 will provide that the underwriters will indemnify, under certain conditions, the registrant, members of the registrant’s board of directors, members of the executive management board and persons who control the registrant within the meaning of the Securities Act, against certain liabilities. See “Item 10. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

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Item 9. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Articles of Association.
4.1*	Form of Senior Indenture.
4.2*	Form of Subordinated Indenture.
4.3*	Form of Senior Note.
4.4*	Form of Subordinated Note.
4.5*	Form of Warrant Agreement.
4.6	Form of Ordinary Share Purchase Agreement, dated May 8, 2015 among Abengoa Yield plc and the purchasers named therein.
4.7	Form of Registration Rights Agreement, dated May 14, 2015 among Abengoa Yield plc and the purchasers named therein.
4.8	Form of Registration Rights Agreement, dated March 5, 2015 among Abengoa, S.A., Abengoa Yield plc, Citigroup Global Markets Limited, Merrill Lynch International, HSBC Bank plc and Morgan Stanley & Co. International plc.
5.1	Opinion of Linklaters LLP as to certain matters of English law.
5.2	Opinion of Linklaters LLP as to certain matters of New York law.
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte, S.L. Independent Registered Public Accounting Firm.
23.2	Consent of Deloitte, S.L. Independent Auditors.
23.3	Consent of Linklaters LLP (included in Exhibit 5.1 herein).
23.4	Consent of Linklaters LLP (included in Exhibit 5.2 herein).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1*	Statement of eligibility of Trustee on Form T-1 with respect to Abengoa Yield plc under the Senior Indenture.
25.2*	Statement of eligibility of Trustee on Form T-1 with respect to Abengoa Yield plc under the Subordinated Indenture.

__________________

*	To be filed, if necessary, by amendment or on a Form 6-K prior to or concurrently with the issuance of the applicable securities.
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Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(6)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)       The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(e)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Abengoa Yield plc certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri on July 1, 2015.

Abengoa Yield plc

By:	/s/ Javier Garoz Neira
	Name:	Javier Garoz Neira
	Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Javier Garoz Neira, Eduard Soler Babot, Irene Maria Hernandez Martín de Arriva and Leire Pérez Arregui, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Santiago Seage	Director and Chairman of the Board of Directors	July 1, 2015
Santiago Seage

/s/ Javier Garoz Neira	Chief Executive Officer and Director	July 1, 2015
Javier Garoz Neira	(Principal executive officer)

/s/ Eduard Soler Babot	Chief Operating Officer and Chief Financial Officer	July 1, 2015
Eduard Soler Babot	(Principal financial officer)

/s/ Marta Jorge	Chief Accounting Officer	July 1, 2015
Marta Jorge	(Principal accounting officer)

/s/ William B. Richardson	Director	July 1, 2015
William B. Richardson

/s/ Maria J. Esteruelas	Director	July 1, 2015
Maria J. Esteruelas

/s/ Eduardo Kausel	Director	July 1, 2015
Eduardo Kausel

/s/ Daniel Villalba	Director	July 1, 2015
Daniel Villalba

/s/ Jack Robinson	Director	July 1, 2015
Jack Robinson

/s/ Enrique Alarcon	Director	July 1, 2015
Enrique Alarcon

/s/ Juan del Hoyo	Director	July 1, 2015
Juan del Hoyo

/s/ Emiliano García Sanz	Authorized Representative in the	July 1, 2015
Emiliano García Sanz	United States

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EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Association.
4.1*	Form of Senior Indenture.
4.2*	Form of Subordinated Indenture.
4.3*	Form of Senior Note.
4.4*	Form of Subordinated Note.
4.5*	Form of Warrant Agreement.
4.6	Form of Ordinary Share Purchase Agreement, dated May 8, 2015 among Abengoa Yield plc and the purchasers named therein.
4.7	Form of Registration Rights Agreement, dated May 14, 2015 among Abengoa Yield plc and the purchasers named therein.
4.8	Form of Registration Rights Agreement, dated March 5, 2015 among Abengoa, S.A., Abengoa Yield plc, Citigroup Global Markets Limited, Merrill Lynch International, HSBC Bank plc and Morgan Stanley & Co. International plc.
5.1	Opinion of Linklaters LLP as to certain matters of English law.
5.2	Opinion of Linklaters LLP as to certain matters of New York law.
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte, S.L. Independent Registered Public Accounting Firm.
23.2	Consent of Deloitte, S.L. Independent Auditors.
23.3	Consent of Linklaters LLP (included in Exhibit 5.1 herein).
23.4	Consent of Linklaters LLP (included in Exhibit 5.2 herein).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1*	Statement of eligibility of Trustee on Form T-1 with respect to Abengoa Yield plc under the Senior Indenture.
25.2*	Statement of eligibility of Trustee on Form T-1 with respect to Abengoa Yield plc under the Subordinated Indenture.

__________________

*	To be filed, if necessary, by amendment or on a Form 6-K prior to or concurrently with the issuance of the applicable securities.
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